RESIDENTIAL FUNDING CORPORATION

Letter Regarding Uniform Single Attestation
Program for Mortgage Bankers
December 31, 1995









INDEPENDENT AUDITORS' REPORT


Board of Directors
Residential Funding Corporation
Minneapolis, Minnesota  55437

We have examined management's  assertion about Residential Funding Corporation's
(RFC) compliance with their minimum servicing standards in their role as Master Servicer as of and for the year ended December 31, 1995 included in the accompanying management assertion. Such assertions were examined related to those mortgage loans included in the Series of Certificates listed in the attached Exhibit 1. Our testing procedures were applied only to the Series of Certificates serviced on or before September 30, 1995. Direct servicing functions are performed by various subservicers. Management is responsible for RFC's compliance with their minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about RFC's compliance with their minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. Loans and Series of


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Certificates subject to such procedures were selected from RFC's portfolio using sampling methods. Accordingly, we make no representation that our examination procedures were performed on specific Series of Certificates listed in the attached Exhibit 1. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on RFC's compliance with their minimum servicing standards.

In our opinion, management's assertion that RFC complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1995 is fairly stated in all material respects except for noncompliance with item VI of RFC's minimum servicing standards.

This report is intended solely for the information of the Board of Directors and management of RFC and others for whom RFC services mortgage loans for the Series of Certificates included in the attached Exhibit 1 and should not be used for any other purpose.




January 26, 1996






DELOITTE & TOUCHE LLP
400 One Financial Plaza
Minneapolis, MN  55402

As of and for the year ended December 31, 1995,  Residential Funding Corporation
(RFC) has complied in all material respects with our minimum servicing standards set forth below for those loans serviced for others under master servicing arrangements, except as stated in Section VI - Delinquencies. Direct servicing functions are performed by various subservicers.



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Our minimum standards are:

I.                  CUSTODIAL BANK ACCOUNTS

1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

be mathematically accurate;
be prepared within thirty (30) calendar days after the cutoff date;

be reviewed and approved by someone other than the person who prepared the reconciliation; and document explanations for reconciling items.

 These reconciling items shall be resolved within ninety(90) calendar days of their original identification.

2. Each custodial and escrow account as maintained by the master servicer and subservicer shall be maintained in an eligible account in trust for the applicable certificateholders as prescribed by applicable pooling and servicing agreements.

3. Funds shall be advanced by the master servicer or the subservicer, as required by applicable pooling and servicing agreements in accordance with the amortization schedules of each mortgage loan, or for overdrafts in the mortgagers escrow accounts.

II.                   SUBSERVICER REMITTANCES

1. Remittances for mortgage payments and payoffs received from subservicers shall be deposited into the applicable investor custodial bank account within one business day of receipt.

2. Remittances from subservicers shall be reconciled to applicable mortgagor records during the appropriate accounting cycle.

3. Reconciliations shall be performed monthly for each subservicer remittance. These reconciliations shall:



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be mathematically accurate;

be prepared within thirty (30) days after the cutoff date.

III.                  DISBURSEMENTS

1. Disbursements to investors shall be made in accordance with the applicable pooling and servicing agreement and/or the prospectus indicating how cash flows are to be allocated.

  2. Amounts remitted to investors per our investor reports shall agree with the custodial bank statements.

3.  Only  permitted   withdrawals  per  the  applicable  pooling  and  servicing agreements shall be made from the custodial accounts for certificateholders.

4. Disbursements of investor funds from custodial accounts via wire transfer shall be made only by authorized personnel.

IV.                   INVESTOR ACCOUNTING AND REPORTING

Statements to the certificateholders shall be made with each monthly distribution in accordance with applicable pooling and servicing agreements detailing the applicable distribution activity and effect on the unpaid principal balance of the mortgage loans.

V.                    MORTGAGOR LOAN ACCOUNTING

1. Uniform Single Attestation Program reports from subservicers will be obtained to provide a basis in meeting our minimum servicing standards.

2. Mortgage loan records shall agree with, or reconcile to, the mortgage loan records maintained by the subservicer with respect to unpaid principal balance on a monthly basis.

VI.                   DELINQUENCIES

Reports from subservicers identifying delinquent loans


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shall  be  received  and  reviewed  monthly.  Reports  shall be made  with  each distribution to certificateholders as to the number and aggregate principal balances of delinquent mortgage loans, based on the most recent reports furnished by the subservicers.

Modifications to the investor reporting system resulted in delinquency amounts not being accurately reported for certain loans that became real estate owned
(REO) during the current accounting period. These discrepancies were corrected in the immediate subsequent accounting period. The system modications causing these discrepancies were corrected in August, 1995.

VII.                  INSURANCE POLICIES

As of and for this same period, RFC had in effect a fidelity bond and errors and omissions policy in the amount of $150,000,000 and $60,000,000, respectively.




/s/ Bruce Paradis
Bruce Paradis
Managing Director - President



/s/ Chris Nordeen
Chris Nordeen
Managing Director - Distribution






/s/Davee Olson
Davee Olson
Managing Director - CFO





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/s/ Scott Young
Scott Young
Managing Director - Controller








          EXHIBIT I

RESIDENTIAL FUNDING CORPORATION

SERVICED SERIES WITH INITIAL CUTOFF DATE PRIOR TO
SEPTEMBER 30, 1995
DECEMBER 31, 1995
1986 Series

1986-12
1986-15
1986-PC-7R
1986-U1
1986-U5
1986-U7
1986 NY Series A

1987 Series
1987-1
1987-2
1987-3
1987-4
1987-6
1987-S1
1987-S2
1987-S4
1987-S5
1987-S6
1987-S7
1987-S8
1987-S9
1987-SA
1987-U3
1987-U4


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1987-U5
1987-U6
1987-U7
1987-U9
1987-U10
1987-U11-A
1987-U13-A
1987-U14
1987-U15
1987-U16
1987-U17
1987-U18
1987-U19
1987-WH1-A
1987-WH1-B
1987-WHI-C
1987 NY Series A

1988 Series
1988-3A
1988-3B 1988-3C 1988-4B 1988-4C 1988-4D 1988-S1 1988-SW1 1988-U1 1988-U2 1988-U3
1988-U4 1988-U5 1988-U8 1988-U9 1988-U10
1988 NY Series A

1989 Series
1989-2
1989-3A
1989-3B
1989-3C
1989-4A
1989-4B
1989-4C


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1989-4D
1989-4E
1989-5A
1989-5B
1989-7
1989-3 (PBSFC)
1989-4 (PBSFC)
1989-S1
1989-S2
1989-S3
1989-S4
1989-S5
1989-S6
1989-SW1A
1989-SW1B
1989-SW2
1989-U1
1989-WH1

1990 Series
1990-1
1990-2
1990-3A
1990-3B
1990-3C
1990-4
1990-5
1990-6
1990-7
1990-8
1990-9
1990-10
1990-12
1990-13
1990-PC1
1990-PC2
1990-PC3
1990-PC4
1990-PC5
1990-PC6
1990-S1
1990-S14
1990-S17
1990-MS1A
1990-MS1B


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1990-MS1C  1990-MS1D 1990-MS1E 1990-SW1A 1990-SW1B 1990-SW1C 1990-SW2A 1990-SW2B
1990-SW3 1990-R16 1990-WH1 1990-WH2 1990C-1A 1990C-1B 1990C-1C 1990C-1D 1990C-1E
1990C-1F 1990C-1G 1990C-1H 1990C-1I 1990C-1J 1990C-1K
1990 NY Series A

1991 Series
1991-S1
1991-3
1991-4
1991-S5
1991-S7
1991-S8
1991-R9
1991-S11
1991-S12
1991-R13
1991-R14
1991-S15
1991-S19
1991-20
1991-21A
1991-21B
1991-21C
1991-S22
1991-23


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1991-S24  1991-25A  1991-25B  1991-S28  1991-S29  1991-S30  1991-S31   1991-MS1A
1991-MS1B  1991-MS1C 1991-MS2 1991-MS3A  1991-MS3B 1991-MS3C 1991-SW1A 1991-SW1B
1991-SW1C 1991-SW5A 1991-SW5B 1991-WH4A 1991-WH4B 1991-J2 1991-J3

1992 Series
1992-S1
1992-S2  1992-S3  1992-S4  1992-S5  1992-S6  1992-S7  1992-S8  1992-S9  1992-S10
1992-S11  1992-S12 1992-13 1992-S14 1992-S15 1992-S16 1992-17A 1992-17B 1992-17C
1992-S18


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1992-S19 1992-S20 1992-S21 1992-S22 1992-S23 1992-S24 1992-S25 1992-S26 1992-S27
1992-S28 1992-S29 1992-S30 1992-S31 1992-S32 1992-S33 1992-S34 1992-S35 1992-S36
1992-S37   1992-S38   1992-S39  1992-S40  1992-S41  1992-S42  1992-S43  1992-S44
1992-SW1A  1992-SW1B  1992-SW1C  1992-SW3  1992-SW4  1992-SW5  1992-SW6 1992-SW7
1992-SW12  1992-U2 1992-U10 1992-U11 1992-WH8 1992-A 1992-D 1992-2 1992-4 1992-5
1992-J1


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1992-J9
1992-J10

1993 Series
1993-1
1993-6 1993-19 1993-J1 1993-J2 1993-J3 1993-J4 1993-J5 1993-J6 1993-MZ1 1993-MZ2
1993-MZ3 1993-PC3  1993-PC6 1993-PC7  1993-PC9A  1993-PC9B  1993-PC9C  1993-PC9D
1993-PC9F 1993-PC9G 1993-PC9H 1993-PC9I 1993-PC9J
1993-PC11A  1993-PC11B  1993-PC11C  1993-PC12 1993-PC12A 1993-S1 1993-S2 1993-S3
1993-S4 1993-S5 1993-S6 1993-S7 1993-S8 1993-S9 1993-S10 1993-S11 1993-S12


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1993-S13 1993-S14 1993-S15 1993-S16 1993-S17 1993-S18 1993-S20 1993-S21 1993-S22
1993-S23 1993-S24 1993-S25 1993-S26 1993-S27 1993-S28 1993-S29 1993-S30 1993-S31
1993-S32 1993-S33 1993-S34 1993-S35 1993-S36 1993-S37 1993-S38 1993-S39 1993-S40
1993-S41 1993-S42 1993-S43 1993-S44 1993-S45 1993-S46 1993-S47 1993-S48 1993-S49
1993-WH2 1993-WH4A 1993-WH4B  1993-WH4C 1993-WH8 1993-WH10 1993-WH13  1993-WH13A
1993-WH14


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1993-WH14A-94
1993-WH15A
1993-WH15B
1993-WH15C
1993-WH15D
1993-WH15E-94
1993-WH15F-94
1993-WH15G-94
1993-WH15H-94
1993-WH15I-94
1993-WH15J-94
1993-WH15K-94

1994 Series
1994-MZ1
1994-RS4
1994-S1  1994-S2  1994-S3  1994-S5  1994-S6  1994-S7  1994-S8  1994-S9  1994-S10
1994-S11 1994-S12 1994-S13 1994-S14 1994-S15 1994-S16I
1994-S16II  1994-S16III  1994-S17  1994-S18  1994-S19 1994-S20 1994-WH1 1994-WH2
1994-WH3 1994-WH4A 1994-WH4B 1994-WH4C 1994-WH4D 1994-WH4E


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1994-WH4F 1994-WH5 1994-WH8 1994-WH9 1994-WH10  1994-WH11A  1994-WH11B 1994-WH12
1994-WH14  1994-WH15  1994-WH16A   1994-WH16B  1994-WH16C  1994-WH16D  1994-WH17
1994-WH18 1994-WH20 1994-WH21A 1994-WH21B 1994-WH22 1994-WH23

1995 Series
1995-J1
1995-J2
1995-J3
1995-J4
1995-K1
1995-KS1
1995-KS2
1995-KS3-I
1995-KS3-II
1995-QS1
1995-S1
1995-S2
1995-S3
1995-S4
1995-S6
1995-S7
1995-S8
1995-S9
1995-S10
1995-S11
1995-S12
1995-S13


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1995-S14 1995-WH1 1995-WH2 1995-WH3 1995-WH4 1995-WH5 1995-WH7 1995-WH8 1995-WH9
1995-WH10  1995-WH11 1995-WH12 1995-WH13 1995-WH14 1995-WH15 1995-WH16 1995-WH17
1995-WH18 1995-1 1995-1A 1995-HWH1 1995-HWH2

EXHIBIT II

RESIDENTIAL FUNDING CORPORATION

SERVICED SERIES AS OF SEPTEMBER 30, 1995

Loans Serviced for Others:

Citizens Thrift & Loan Association
      Pool 5001

Liberty Lending Services, Inc.
      Pool 5900

Metropolitan Bank
      Pool 5901

Owensboro National Bank
      Pools 5000, 5002, 5004

Salomon Brothers Realty
      Pool 5005


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